Exhibit 10.1

Summary of Non-Employee Director Compensation

Cash Compensation

Annual Retainer:	$25,000

Annual Committee Fees:
Audit Committee Chair	$5,000
Compensation Committee Chair	$1,000

Meeting Fees:
Special Board Meetings	$1,000
Committee Meetings	$1,000

Equity Compensation

Each year, non-employee directors will receive an award of restricted units equal to $25,000 in value. Subject to limits in the Inergy Long Term Incentive Plan, the board has the discretion to determine the form and terms of such awards to non-employee directors.

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